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                                                                   EXHIBIT 11.1

       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
Net loss......................................................    $61,899,474
Add back interest expense.....................................      3,590,187
                                                                  -----------
Adjusted net loss.............................................    $65,489,661
Fully diluted weighted average shares.........................     16,595,288
                                                                  -----------
Net loss per share............................................    $      3.95
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(1) The Company issued convertible notes in September 1997 therefore, fully diluted earnings per share is not applicable to the years ended December
    31, 1996 or 1995.

(2) Primary earnings per share can be computed from the face of the Statements of Operations.